Calculation of Filing Fee Tables
S-8
DANA Inc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.01 per share	Other	1,900,000	$ 12.27	$ 23,313,000.00	0.0001531	$ 3,569.22
Total Offering Amounts:						$ 23,313,000.00		$ 3,569.22
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,569.22
Offering Note
[1]	Note 1(a): Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions. Note 1(b): Estimated in accordance with Rule 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of Dana Incorporated's common stock, par value $0.01 per share ("Common Stock"), reported by the New York Stock Exchange as of April 24, 2025. Note 1(c): Represents 1,900,000 additional shares of Common Stock reserved for future issuance under the Dana Incorporated 2021 Omnibus Incentive Plan.